EXHIBIT 99.1
Joint Filing Agreement
     In accordance with Rule 16a-3(j) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of Forms 3, 4 and 5 and all amendments thereto with respect to the units representing limited partner interests in El Paso Pipeline Partners, L.P. beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: November 20, 2007	El Paso Corporation
	By:	/s/ Robert W. Baker
		Name:	Robert W. Baker
		Title:	Executive Vice President and General Counsel

Dated: November 20, 2007	El Paso Pipeline Holding Company, L.L.C.
	By:	/s/ Robert W. Baker
		Name:	Robert W. Baker
		Title:	Executive Vice President and General Counsel

Dated: November 20, 2007	El Paso Pipeline LP Holdings, L.L.C.
	By:	/s/ Robert W. Baker
		Name:	Robert W. Baker
		Title:	Executive Vice President and General Counsel

Dated: November 20, 2007	El Paso Pipeline GP Company, L.L.C.
	By:	/s/ Robert W. Baker
		Name:	Robert W. Baker
		Title:	Executive Vice President and General Counsel